UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 6, 2010
HALIFAX CORPORATION OF VIRGINIA
(Exact name of registrant as specified in its charter)

Virginia	1-08964	54-0829246

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5250 Cherokee Avenue, Alexandria, Virginia	22312

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 658-2400
N/A
Former name, former address, and former fiscal year, if changed since last report
     Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On January 6, 2010, Halifax Corporation of Virginia, a Virginia corporation (the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”) with Global Iron Holdings, LLC, a Delaware limited liability company (“Parent”), and Global Iron Acquisition, LLC, a Delaware limited liability company (“Merger Sub”).
     Merger Agreement
     The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, the Company will merge with and into Merger Sub with Merger Sub continuing as the surviving company (the “Merger”). Subject to the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger, each share of common stock, par value $.24 per share, of the Company, issued and outstanding immediately prior to the effective time of the Merger, other than shares as to which appraisal rights are properly asserted under Virginia law and shares owned by the Company, Merger Sub, Parent or any affiliate of Parent, will be converted into the right to receive a cash amount of $1.20 (the “Merger Consideration”). Additionally, at the effective time of the Merger, each outstanding in-the-money option to purchase the Company’s common stock will be converted into the right to receive a cash amount equal to the excess, if any, of the Merger Consideration over the exercise price per share for each share subject to the option, less any applicable withholding taxes, resulting in a cash payment to the holders of such options of approximately $17,000. In-the-money options are options that have an exercise price per share less than $1.20 per share. Each outstanding out-of-the-money option immediately prior to the effective time of the Merger will be cancelled without consideration. The aggregate Merger consideration is approximately $3.8 million.
     The Company, Parent and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement. Among others, the Company covenanted (i) to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) to file a proxy statement with the Securities and Exchange Commission within 14 days of the date of the Merger Agreement which will provide for the solicitation of proxies in connection with shareholder approval of the Merger and adoption of the Merger Agreement and (iv) that, subject to certain exceptions, the Company’s Board of Directors (the “Board”) will recommend adoption by its shareholders of the Merger Agreement. In addition, the Company made certain additional customary covenants, including, among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions or, (ii) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with any proposals for alternative business combination transactions.
     The representations and warranties of each party set forth in the Merger Agreement have been made solely for purposes of risk allocation and to provide contractual remedies to the Company, Parent and Merger Sub and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosure schedules that the Company has provided to Parent in connection with signing the Merger Agreement, (ii) will not survive consummation of the Merger, (iii) are subject to materiality standards that may differ from what may be viewed as material by investors, (iv) were made only as of the dates specified in the Merger Agreement and (v) are not intended to provide any factual information about the Company. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or Parent. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosure.

     Each party’s obligation to consummate the Merger is subject to certain conditions, including (i) approval of the holders of the Company’s common stock by at least two-thirds vote of the votes entitled to be cast, (ii) absence of any law or order prohibiting the completion of the Merger and receipt of required consents to complete the Merger, defined in part as a decrease in net assets of more than $400,000 from September 30, 2009, (iii) subject to certain exceptions, the accuracy of the representations and warranties of the other party, and (iv) material compliance of the other party with its covenants. In addition, Parent’s and Merger Sub’s obligations to consummate the Merger are also subject to certain additional conditions, including: (i) the absence of any event that has resulted in a material adverse effect on the Company since the date of the Merger Agreement, (ii) the holders of the Company’s 8% promissory notes must have exchange such notes for notes issued by the entity surviving the Merger and (iii) holders of not more than 5% of the issued and outstanding shares of the Company’s common stock entitled to vote at the 2009 annual meeting of shareholders have not properly made or withdrawn a demand for appraisal.
     The Company may not directly or indirectly, (a) solicit, initiate or encourage the submission of any acquisition proposal (as defined in the Merger Agreement) or (b) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or agree to or endorse, or take any other action to facilitate any acquisition proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal. The Company may, however, furnish information concerning its businesses, properties or assets to any person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) and may negotiate and participate in discussions and negotiations with such person or group concerning a superior proposal (as defined below), provided (i) that such person or group shall have entered into a confidentiality agreement (which shall be no less restrictive than the confidentiality agreement executed by Parent in connection with this Agreement and the transactions contemplated hereby) and (ii) that:
     (1) such person or group has submitted an acquisition proposal that the Board has determined in good faith is or would reasonably be expected to result in a Superior Proposal;
     (2) in the good faith opinion of the Board, after consulting with independent legal counsel to the Company, such action is required to discharge the Board’s fiduciary duties to the Company shareholders under applicable law; and
     (3) the Company has notified Parent in writing of its intention to engage in such discussions or negotiations or to provide such confidential information not less than 24 hours prior to so doing.
Except after receipt by the Company of a superior proposal, the Board shall not, among other things, withdraw or modify the Board recommendation regarding the Merger, or propose to approve or recommend, any other acquisition proposal. A superior proposal as defined in the Merger Agreement means any unsolicited offer, proposal or other indication of interest for a merger, consolidation, tender offer, exchange offer, acquisition or similar transaction or any other unsolicited business combination involving the Company, any unsolicited proposal, offer or other indication of interest to acquire in any manner a substantially equity interest in, or a substantial portion of the business assets of the Company, any unsolicited proposal, offer or other indication of interest with respect to any recapitalization or restructuring of the Company, or any unsolicited proposal, offer or other indication of interest with respect to any other transaction similar to any of the foregoing with respect to the Company that the Board determines in good faith, taking into consideration such matters that it deems relevant to be more favorable to the Company shareholders than the Merger (based on advice of the Company’s financial advisor that the value of the consideration provided for in such proposal is superior to the value of the Merger Consideration), for which financing (which shall be no less certain than the financing secured or expected to be secured by Parent), to the extent required, is (based upon the advice of the Company’s financial advisor) capable of being obtained in a reasonable time period.
     The Merger Agreement contains certain termination rights for both the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, including failure to obtain the requisite shareholder vote in favor of the Merger, failure to timely hold a shareholder meeting and the Company accepting a superior proposal, the Company is required to pay Parent a termination fee of $240,000 and up to $200,000 of the reasonable expenses incurred by Parent in connection with the transactions contemplated by the Merger Agreement. Upon termination of the Merger Agreement by the Company due to Parent’s or Merger Sub’s representations and warranties not being correct or Parent’s or Merger Sub’s failure to perform covenants contained in the Merger Agreement and such failure was not cured in all material respects within ten business days following receipt of written notice of such breach by the Company, Parent is required to pay the Company up to $120,000 of the reasonable expenses incurred by Parent in connection with the transactions contemplated by the Merger Agreement.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. As previously disclosed on a Form 8-K filed on January 11, 2010, the Company issued a press release relating to the Merger, dated January 7, 2010. A copy of this press release was filed as exhibit 99.1 to such Form 8-K.
     The Board of Directors of the Company (the “Board of Directors”) approved the Merger Agreement. The Woodward Group served as the financial advisor to the Board of Directors. On January 6, 2010, The Woodward Group delivered a written opinion to the Board of Directors that, as of the date of the opinion, from a financial point of view, the consideration to be offered to the shareholders of the Company in the Merger is fair to such shareholders.
     Additional Information and Where to Find It
     The proposed Merger will be submitted to the Company’s shareholders for their consideration, and the Company will file a proxy statement to be used to solicit shareholder approval of the proposed Merger. The Company’s shareholders are urged to read the proxy statement regarding the proposed Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement, as well as other filings with the SEC containing information about the Company, at the SEC’s website at www.sec.gov. Copies of the proxy statement can also be obtained, when available, without charge, by directing a request to:
Halifax Corporation of Virginia
5250 Cherokee Avenue
Alexandria VA 22312
Attention: Rob Drennen,
Chief Financial Officer
Telephone Number: (717) 506-4700, Ext 2228.
     Participant Information
     The Company and its directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed Merger. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2009 annual meeting of shareholders, which was filed with the SEC on February 20, 2009. Additional information regarding the interests of such potential participants will be included in the proxy statement relating to the merger and the other relevant documents when filed with the SEC.
     Cautionary Statement on Risks Associated with Halifax Forward-Looking Statements
     This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “target,” “goal,” “project,” “anticipate,” “predict,” “intend,” “plan,” “estimate,” “may,” “will,” “should,” “could” and similar expressions and their negatives are intended to identify such statements. Forward-looking statements are not guarantees of future performance, anticipated trends or growth in businesses, or other characterizations of future events or circumstances and are to be interpreted only as of the date on which they are made. These forward-looking statements are subject to risks and uncertainties, including, among others, approval of the Merger by the Company’s shareholders, the timing of the shareholders meeting, satisfaction of various other conditions to the closing of the Merger, termination of the Merger Agreement pursuant to its terms and risks faced by Halifax described in documents filed with the SEC from time to time. Halifax’s SEC filings can be accessed through the Investor Relations section of our website, www.hxcorp.com, or through the SEC’s EDGAR Database at www.sec.gov. Halifax undertakes no obligation to update or revise any forward-looking statement. You should not place undue reliance on these forward-looking statements.
Item 8.01 Other Events
     Voting Agreement
     All of the Company’s directors and certain executive officers and significant shareholders have entered into a voting agreement pursuant to which they agreed to, among other things, (i) vote all shares of the Company’s common stock they own in favor of the adoption of the Merger Agreement and approval of the Merger at the 2009 annual meeting of shareholders and (ii) not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of their shares, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on their voting rights, charge or other encumbrance of any nature whatsoever with respect to their shares of the Company’s common stock during the term of the voting agreement. The foregoing summary of the Voting Agreement and does not purport to be complete and is qualified in its entirety by the full text of the Voting Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
     8% Promissory Notes
     On January 6, 2010, Nancy Scurlock and the Arch C. Scurlock Children’s Trust, holders of the Company’s 8% promissory notes totaling an aggregate principal amount of $1.0 million at September 30, 2009 due July 1, 2010, entered into an agreement with Parent and Merger Sub to exchange at the effective time of the Merger all of the Company’s 8% promissory notes for notes of same principal amount issued by the entity surviving the Merger along with other modifications such as an extension of the maturity date.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
2.1	Agreement and Plan of Merger by and among Global Iron Holdings, LLC, Global Iron Acquisition, LLC and Halifax Corporation of Virginia dated January 6, 2010 (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); Halifax Corporation of Virginia agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

99.1	Voting Agreement, dated as of January 6, 2010, among Global Iron Holdings, LLC and the persons listed on Exhibit A thereto

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALIFAX CORPORATION OF VIRGINIA
Date: January 8, 2010	By:	/s/ Robert Drennen
Robert Drennen
Chief Financial Officer